For Immediate Release


                        SMARTPROS REPORTS SECOND QUARTER
                              FINANCIAL PERFORMANCE

           FOR THE SIX-MONTH PERIOD, COMPANY INCREASES REVENUE 21% AND
                          MORE THAN DOUBLES NET INCOME

HAWTHORNE, N.Y. (PRIMEZONE) - AUGUST 10, 2005 - SmartPros Ltd. (AMEX:PED), a leader in the field of accredited professional education and corporate training, today reported second quarter results for the period ended June 30, 2005.

FOR THE SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004:

          o    Revenues increased 21% to $5.56 million from $4.59 million.

          o As a percentage of revenue, operating expenses decreased to 53.9% from 58.8%.

          o Net income increased 124% to $390,211, or $.08 per fully diluted share, compared to net income of $174,216, or $.05 per fully diluted share.

FOR THE THREE MONTHS ENDED JUNE 30, 2005 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2004:

          o Revenues were $2.71 million, representing a 14% increase over revenues of $2.37 million.

          o As a percentage of revenue, operating expenses decreased to 52.4% from 56.7%.

          o    Net income decreased 4.1% to $174,119 compared to $181,576.

As of June 30, 2005, the Company had approximately $6.98 million in cash and investments, working capital of $3.95 million and stockholders' equity of approximately $6.83 million.

"Our company has made steady progress through the first half of 2005, both in financial and strategic terms," said Allen Greene, Vice Chairman and Chief Executive Officer of SmartPros. "In addition, we remain committed to identifying and qualifying acquisition candidates that meet our specific acquisition criteria."

SmartPros will host a teleconference this afternoon beginning at 4:15 p.m. Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-240-4186. A replay of the call will be available on the Company's Web site approximately one hour after the live broadcast at http://ir.smartpros.com. A copy of this news announcement is immediately accessible via http://ir.smartpros.com.

                           FINANCIAL CHARTS TO FOLLOW

SMARTPROS LTD. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                     JUNE 30,      DECEMBER 31,
                                                                                       2005            2004
                                                                                   (UNAUDITED)
----------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents                                                       $  3,228,463    $  1,756,991
   Investment securities available-for-sale                                           3,750,000       5,000,000
   Accounts receivable, net of allowance for doubtful accounts
      of $71,000                                                                      1,095,864         985,259
   Prepaid expenses and other current assets                                            176,116         175,270
                                                                                   ------------    ------------
          TOTAL CURRENT ASSETS                                                        8,250,443       7,917,520
                                                                                   ------------    ------------

Property and equipment, net                                                             567,381         544,176
Goodwill                                                                                 53,434          53,434
Other intangible, net                                                                 2,314,565       2,482,653
Other assets, including restricted cash of $150,000                                     150,000         167,196
                                                                                   ------------    ------------
                                                                                      3,085,380       3,247,459
                                                                                   ------------    ------------
          TOTAL ASSETS                                                             $ 11,335,823    $ 11,164,979
                                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                                                $    265,232    $    358,867
   Accrued expenses                                                                     355,488         373,993
   Current portion of capital lease and equipment financing obligations                  44,491          56,119
   Deferred revenue                                                                   3,631,449       3,741,466
                                                                                   ------------    ------------
          TOTAL CURRENT LIABILITIES                                                   4,296,660       4,530,445
                                                                                   ------------    ------------

Long-Term Liabilities:
   Capital lease and equipment financing obligations                                     43,094          64,020
   Other liabilities                                                                    162,729         164,907
                                                                                   ------------    ------------
          TOTAL LONG-TERM LIABILITIES                                                   205,823         228,927
                                                                                   ------------    ------------

Commitments and Contingencies
Stockholders' Equity:
   Convertible preferred stock, $.001 par value, authorized 1,000,000 shares,
        no shares issued and outstanding                                                     --              --
   Common stock, $.0001 par value, authorized 30,000,000 shares,
        5,143,346 issued and 5,085,340  outstanding at June 30, 2005;
        5,140,545 issued and 5,082,539 outstanding at December 31, 2004                     514             514
   Common stock in treasury, at cost - 58,006 shares                                   (220,000)       (220,000)
   Additional paid-in capital                                                        16,413,517      16,407,495
   Accumulated (deficit)                                                             (9,064,691)     (9,454,902)
                                                                                   ------------    ------------
                                                                                      7,129,340       6,733,107
   Deferred compensation                                                                (96,000)       (127,500)
   Note receivable from stockholder                                                    (200,000)       (200,000)
                                                                                   ------------    ------------
          TOTAL STOCKHOLDERS' EQUITY                                                  6,833,340       6,405,607
                                                                                   ------------    ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 11,335,823    $ 11,164,979
                                                                                   ============    ============

--------------------------------------------------------------------------------
SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

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

SMARTPROS LTD. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                           SIX MONTHS ENDED               THREE MONTHS ENDED
                                                               JUNE 30,                        JUNE 30,
                                                    ----------------------------      ----------------------------
                                                        2005             2004             2005            2004
------------------------------------------------------------------------------------------------------------------
Net Revenues                                        $ 5,555,992      $ 4,592,296      $ 2,707,041      $ 2,373,945
Cost of Revenues                                      2,240,944        1,686,988        1,158,235          833,514
                                                    -----------      -----------      -----------      -----------
   Gross Profit                                       3,315,048        2,905,308        1,548,806        1,540,431
                                                    -----------      -----------      -----------      -----------

Operating Expenses:
   Selling, general and administrative                2,710,830        2,355,409        1,275,670        1,170,219
   Depreciation and amortization                        285,899          346,226          144,656          175,255
                                                    -----------      -----------      -----------      -----------
                                                      2,996,729        2,701,635        1,420,326        1,345,474
                                                    -----------      -----------      -----------      -----------
   Operating Income                                     318,319          203,673          128,480          194,957
                                                    -----------      -----------      -----------      -----------

Other Income (Expense):
   Interest income                                       77,022            7,318           47,468            3,600
   Interest expense                                      (5,130)         (36,775)          (1,829)         (16,981)
                                                    -----------      -----------      -----------      -----------

                                                         71,892          (29,457)          45,639          (13,381)
                                                    -----------      -----------      -----------      -----------

Income before provision for income taxes                390,211          174,216          174,119          181,576

Provision for Income Taxes                                   --               --               --               --
                                                    -----------      -----------      -----------      -----------
Net Income                                          $   390,211      $   174,216      $   174,119      $   181,576
                                                    ===========      ===========      ===========      ===========

Net Income Per Common Share:
   Basic net income per common share                $       .08      $       .07      $       .03      $       .07
                                                    ===========      ===========      ===========      ===========

   Diluted net income per common share              $       .08      $       .05      $       .03      $       .06
                                                    ===========      ===========      ===========      ===========

Weighted Average Number of Shares Outstanding
   Basic                                              5,083,576        2,580,478        5,084,601        2,580,478
                                                    ===========      ===========      ===========      ===========

   Diluted                                            5,118,075        3,244,262        5,118,843        3,244,262
                                                    ===========      ===========      ===========      ===========


ABOUT SMARTPROS LTD.

Founded 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, engineering, and ethics and compliance. SmartPros' customers include over half of Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and

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

content publishing and development services in a variety of media including Web, CD-ROM and video. Our subscription libraries feature hundreds of course titles and 1,000+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals that services 300,000+ visitors and 100,000+ subscribers per month. Visit: www.smartpros.com.

SAFE HARBOR STATEMENT

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS." RESULTS REPORTED WITHIN THIS PRESS RELEASE SHOULD NOT BE CONSIDERED AN INDICATION OF FUTURE PERFORMANCE. EXCEPT FOR ANY HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE THESE RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS THAT CONTAIN TERMS SUCH AS "BELIEVES," "BELIEF," "EXPECTS," "EXPECT," "INTENDS," "INTEND," "ANTICIPATE," "ANTICIPATES," "PLANS," "PLAN," TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN OUR FILINGS WITH SECURITIES AND EXCHANGE COMMISSION.

                      FOR MORE INFORMATION, PLEASE CONTACT:

                                 SmartPros Ltd.
               Shane Gillispie, VP Marketing Services & eCommerce
            253-863-8280 or via email at shanegillispie@smartpros.com

                    Elite Financial Communications Group, LLC
                   Stephanie Noiseux, Executive Vice President
                    407-585-1080 or via email at ped@efcg.net


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